UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Fidus Investment Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT UPDATE ON ANNUAL MEETING

June 16, 2022

Dear Stockholder:

Fidus Investment Corporation (the “Company”) convened and adjourned its 2022 annual meeting of stockholders (the “Annual Meeting”), which was scheduled for June 9, 2022, without any business being conducted other than the adjournment.

The Annual Meeting was adjourned because a quorum was not present. The Annual Meeting will be reconvened on June 29, 2022 at 11:00 A.M., Central Time, at the Company’s offices located at 1603 Orrington Avenue, Suite 1005, Evanston, IL 60201.

We encourage stockholders who have not yet executed a proxy to do so now. This will help save us further solicitation costs.

During the adjournment period, the Company will continue to solicit proxies from its stockholders. The record date for the Annual Meeting has not changed. Only stockholders of record at the close of business on March 18, 2022 are entitled to vote at the reconvened Annual Meeting. Stockholders who have already voted need not submit another vote unless they wish to change their vote.

Stockholders who have questions or need assistance voting may call our proxy solicitor Alliance Advisors at 800-574-5971, Mon- Fri from 9am-10pm ET.

Please take a moment to vote your proxy by using the methods indicated on your proxy form.

Thank you for your investment in the Company and your vote.

Sincerely,

Edward H. Ross
Chairman & Chief Executive Officer